CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.20

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 1 TO

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AMENDMENT NO. 1 TO ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Amendment”), entered into effective as of September 26, 2023 (the “Effective Date”), is entered into by and between VENTURE GLOBAL PLAQUEMINES LNG, LLC, a Delaware limited liability company (“Owner”), and KZJV LLC, a Texas limited liability company (“Contractor”).

W I T N E S S E T H

WHEREAS, Owner and Contractor are parties to that certain Engineering, Procurement and Construction Agreement dated as of January 10, 2023 (the “Agreement”); and

WHEREAS, the Parties are aware of the current Project Schedule progress, and Owner wishes to implement the incentive program set forth herein; and

WHEREAS, pursuant to Section 41.8 of the Agreement, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Agreement.

2. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(i) Article 1 of the Agreement is hereby amended to insert the following new defined terms in alphabetical order:

““Certificate of Incentive Performance Milestone Achievement” means the certificate, in substantially the form set forth as Exhibit F-19, to be provided by Contractor confirming in writing that the Incentive Performance Milestone has been achieved and explaining how it was achieved.

“Eligible Personnel” means Contractor’s or its Affiliate’s personnel assigned to a eligible position identified on Exhibit AA who: (i) is engaged in the performance of the Work at the Job Site on a full-time basis for a period of at least six (6) consecutive months prior to the completion of the Incentive Performance Milestone; (ii) has an Owner-approved PAAF and remains working on the Job Site through the applicable demobilization date, as mutually agreed upon by Owner and Contractor (such agreement to demobilize shall not be unreasonably withheld by Owner); (iii) is employed in good standing (as determined by Contractor) as of the date on which the Incentive Payment is to be paid; (iv) is identified on Contractor’s performance milestone incentive list, as approved by Owner and updated by Contractor on a monthly basis and (v) is not part of part of Contractor’s commissioning staff.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Incentive Level” means, with respect to any Eligible Personnel, the numeric incentive level identified opposite such Eligible Personnel’s position on Exhibit AA.

“Incentive Payment” means, with respect to any Eligible Personnel, the amount payable by Owner on the basis of such Eligible Personnel’s Incentive Level upon the completion of the Incentive Performance Milestone.

“Incentive Performance Milestone” means the milestone identified as an Incentive Performance Milestone on Exhibit AA.

“Incentive Performance Milestone Deadline” means, with respect to the Incentive Performance Milestone, the date identified on Exhibit AA as the incentive performance milestone deadline for the Incentive Performance Milestone.”

(ii) Article 16 of the Agreement is hereby amended by inserting the following new Section 16.4 immediately following Section 16.3:

“16.4 PERFORMANCE INCENTIVE

16.4.1 In consideration for Contractor’s safe and timely completion of the Work, Owner will, subject to Section 16.4.5, pay to Contractor, not later than [***] days following the date of achievement of the Incentive Performance Milestone and Request for Payment, an amount in respect of the Incentive Performance Milestone equal to the sum of one (1) Incentive Payment for each and every Eligible Personnel; provided that Contractor has achieved the Incentive Performance Milestone on or prior to the Incentive Performance Milestone Deadline. Contractor shall not be entitled to payment in respect of the Incentive Payment unless and until the achievement of the Incentive Performance Milestone is confirmed by a Certificate of Incentive Performance Milestone Achievement to be provided by Contractor together with the relevant Request for Payment.

16.4.2 If Contractor achieves the Incentive Performance Milestone after the Incentive Performance Milestone Deadline, no Incentive Payment shall be due and payable by Owner. For the avoidance of doubt and solely for the purposes set forth herein, the Incentive Performance Milestone Deadline defined herein is not subject to adjustment for any reason, including Owner Caused Delay and Force Majeure.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

16.4.3 Contractor shall invoice Owner for an Incentive Payment due and payable hereunder by submitting to Owner, together with the applicable Request for Payment, [***], and a certificate by an authorized representative of Contractor that certifies the invoice is in compliance with this Section 16.4. No Incentive Payment due and payable under this Agreement shall be considered a “Direct Cost” or included in the calculation of Contractor’s G&A or Contractor’s Margin, nor shall such amounts affect or modify the Target Price or the calculation of Total Costs or Total Cost Exclusions.

16.4.4 If an Eligible Personnel in respect of whom an Incentive Payment has been made by Owner ceases to be an Eligible Personnel prior to the approved maturity date for such Eligible Personnel, all Incentive Payments paid in respect of such Eligible Personnel shall be credited to Owner in Contractor’s next following Request for Payment.

16.4.5 Prior to the earlier of (a) the Incentive Performance Milestone Deadline and (b) the time that the Incentive Performance Milestone has been achieved, Owner shall be permitted, without cause and for any reason, to cancel the Incentive Payment and Incentive Performance Milestone at any time without liability to Owner by written notice to Contractor.

16.4.6 Contractor shall have sole responsibility for the disbursement of the Incentive Payment to its Eligible Personnel and for the payment of all applicable Taxes in connection therewith. Contractor shall have sole responsibility for ensuring that the Incentive Payment is disbursed in accordance with all applicable labor and employment laws and regulations, and agrees to release, indemnify, defend and hold harmless each Owner Indemnitee from and against any and all Losses, of whatsoever kind or nature, which may directly or indirectly arise or result from Contractor’s failure to adhere to the requirements herein. Nothing in this Section 16.4 amends or modifies any obligation of Contractor under Article 24.”

(iii) Exhibit F to the Agreement is hereby amended by inserting a new Exhibit F-19 immediately following Exhibit F-18, in the form attached as Attachment A to this Amendment.

(iv) A new Exhibit Z to the Agreement is attached as Attachment B to this Amendment.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

3. Benefits. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except with respect to the rights of successors and permitted assigns as provided in the Agreement, including any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders), nothing express or implied in this Amendment is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4. Effect of Amendment. Except as specifically set forth herein, the Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms.

5. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment transmitted by facsimile or email shall be treated as an original and shall be binding against the Party whose signature appears on such copy.

[signatures appear on following page]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

VENTURE GLOBAL PLAQUEMINES LNG, LLC

By: /s/ Keith Larson
Name: Keith Larson
Title: Secretary

KZJV LLC

By: /s/ Paul Fellows
Name: Paul Fellows
Title: Manager

By: /s/ Matt Key
Name: Matt Key
Title: Manager

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Attachment A

EXHIBIT F-19

FORM OF CERTIFICATE OF INCENTIVE PERFORMANCE MILESTONE ACHIEVEMENT

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Attachment B

EXHIBIT Z

INCENTIVE PERFORMANCE MILESTONE, INCENTIVE LEVELS AND ELIGIBLE POSITIONS

[Omitted]

1